UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 1, 2001

                           AngelCiti Multimedia, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)



      Nevada                             000-55468               88-0427195
-----------------------------         ----------------           ----------
(State or other jurisdiction          (Commission             (IRS  Employer
      of  incorporation)              File  Number)         Identification  No.)



               1680 N. Vine Street, Suite 721, Hollywood, CA 90028
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (800) 230-2249



         (Former name or former address, if changed since last report.)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On November 5, 2001, the Board of Directors of AngelCiti authorized AngelCiti's Chief Executive Officer, Lawrence Hartman, to explore the prospective sale of the Beverly Hills Film Festival. On January 14, 2002, the Board of Directors of AngelCiti approved the sale of the Beverly Hills Film Festival to the Hollywood Underground Film Festival, a corporation owned by AngelCiti's former president and director Adam Zoblotsky, in exchange for 20 million shares held by Mr. Zoblostky, which were returned to AngelCiti's Treasury. This reduced the number of issued and outstanding shares in AngelCiti to 38,598,800 (after giving effect to the return to Treasury of 640,000 shares by Adam Epstein a former advisor to the Company and the recent issuance of 2,615,000 shares under the Company's SB-2 Registration). Mr. Hartman explored numerous offers for the Beverly Hills Film Festival and in the opinion of Mr. Hartman and the Board of Directors, Mr. Zoblotsky's offer was the most attractive and in the best interest of shareholders. The closing on this transaction occurred on January 15, 2002.

In addition, on January 14, 2002, the Board of Directors approved the acquisition of Worldwide Management, Inc., a Costa Rica corporation, in exchange for an option to purchase 100,000 shares of AngelCiti at $1.00 per share. Worldwide Managements, Inc. is owned by Dean Ward and Rocio Tasies. Mr.Ward and Ms. Tacies are shareholders in AngelCiti, neither of whom own more than a 5% interest in AngelCiti. Worldwide Management, Inc. is a gaming management company with a contract to manage two casinos beginning March 15, 2002 for compensation of $600,000 per annum. The closing on this transaction is scheduled for March 15, 2002.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On January 14, 2002, the Board of Directors of AngelCiti approved the change of business direction of the company from a live event and online streaming media company to holding company that would acquire interests in gaming companies. In connection with the change of business direction, the Board of Directors approved the change of the name of the company to AngelCiti Entertainment, Inc., and authorized management to create a subsidiary for the operation and acquisition of gaming companies.

In addition, on January 14, 2002, the Board of Directors and AngelCiti Chief Executive Officer Mr. Hartman agreed that Mr. Hartman would return 13,360,000 shares held by Mr. Hartman (leaving him with 9,040,000 shares) in exchange for the forgiveness of a $25,000 loan by AngelCiti to Mr. Hartman and an option given to Mr. Hartman to purchase 3 million shares at $.10, in order to better capitalize the company. This reduced the total number of issued and outstanding shares of AngelCiti to 25,238,000.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

None.

ITEM 8.  CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9.  REGULATION FD DISCLOSURE.

Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ANGELCITI MULTIMEDIA, INC.
                                                 (Registrant)





Date: January 29, 2002                      s/  Lawrence S. Hartman
                                            -----------------------
                                                Lawrence S. Hartman



                                  End of Filing